UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2007

THE BEAR STEARNS COMPANIES INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	File No. 1-8989 (Commission File Number)	13-3286161 (IRS Employer Identification Number)

383 Madison Avenue, New York, New York   10179

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code:          (212) 272-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On September 20, 2007, The Bear Stearns Companies Inc. (the “Registrant”) issued a press release announcing financial results for its quarter ended August 31, 2007.

Item 8.01. Other Events.

The Board of Directors of the Registrant declared a regular quarterly cash dividend of 32 cents per share on the outstanding shares of common stock payable October 26, 2007 to stockholders of record on October 16, 2007. Also, the Board of Directors of the Registrant declared regular quarterly cash dividends on the outstanding shares of Preferred Stock, Series E, F & G, all payable October 15, 2007 to stockholders of record on September 28, 2007.

The Board of Directors of the Registrant approved an amendment to its share repurchase program to allow the company to purchase up to $2.5 billion in aggregate cost of common stock. The amendment supersedes the previous $2.0 billion authorization.

A copy of the press release is filed as Exhibit 99 to this Form 8-K and by this reference incorporated herein and made a part hereof.

This information shall be considered "filed" for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibit:

(99)	Press Release, dated September 20, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEAR STEARNS COMPANIES INC.

By:	/s/ Jeffrey M. Farber
Jeffrey M. Farber Senior Vice President – Finance and Controller (Principal Accounting Officer)

Dated:	September 20, 2007

THE BEAR STEARNS COMPANIES INC.

FORM 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.	Description
(99)	Press Release, dated September 20, 2007.